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                                                                    EXHIBIT 99.2

              TENNECO REPORTS THIRD QUARTER 1999 FINANCIAL RESULTS

     GREENWICH, Conn., Oct. 25, 1999 -- Tenneco (NYSE: TEN) today reported third quarter 1999 income from continuing operations of $45 million, or 28 cents per share,* on revenue of $816 million. These results are before a net tax charge of $18 million, or 10 cents per share, primarily related to the repatriation of overseas earnings in connection with the spin-off of the packaging business. The charge was previously reported in the September 8K filing for the businesses. Third quarter 1998 income from continuing operations was $63 million, or 37 cents per share, and revenue was $804 million.

     In August, the company received a letter ruling from the Internal Revenue Service that its planned spin-off of Tenneco Packaging is tax-free for U.S. Federal income tax purposes to Tenneco and its shareowners. Accordingly, third quarter 1999 results present the automotive segment as continuing operations, while the entire packaging business as it existed in 1998, including both paperboard and specialty packaging, is reported as a discontinued operation. Prior year quarterly results have been restated for comparison. For purposes of comparison, the third quarter 1998 tax expense reflected lower foreign tax rates, a reduction in Tenneco's estimated tax liabilities related to the resolution of certain global tax audits, and the availability of tax credits in certain foreign jurisdictions.

     The company's third quarter financial results are consistent with the financial information issued Oct. 7 in connection with ongoing transactions leading up to the spin-off and separation of Tenneco Automotive and Tenneco Packaging into stand-alone public companies.

     "Our automotive original equipment (OE) and specialty packaging businesses -- the core businesses of Tenneco Automotive and Tenneco Packaging both about to become stand-alone public companies -- performed well in the quarter," said Dana Mead, Tenneco chairman and chief executive officer. "Automotive results also reflect the improvement in the North American automotive aftermarket as a result of our ongoing restructuring of that business, and in specialty packaging, results reflect the continuing lag effect of high resin prices. Automotive results in Europe were disappointing, partly as a result of an accounting change, but we are taking aggressive actions to improve this business, as we are continuing to do with our North American operations."

CONTINUING OPERATIONS -- TENNECO AUTOMOTIVE

     Revenues for Automotive's combined North American operations, original equipment and aftermarket, were $434 million, a 6 percent increase over the year earlier period. Operating income was $41 million, a 33 percent improvement over the prior year. A strong position in the solid selling light truck market, strong North American vehicle production and improved operating efficiencies in both the OE and aftermarket contributed to these results.

     Automotive's combined European revenues were $307 million, a decrease of 3 percent from the year earlier. Operating income in Europe fell 50 percent from $46 million to $23 million due to an accounting change for engineering costs, a shift in the mix of OE revenues to lower margin business, and softness in the aftermarket ride control business, as a result of private label competition.

     Automotive's revenues from operations in South America, Asia and Australia decreased 7 percent to $74 million compared to $80 million in the third quarter of 1998. Operating income from those operations declined 70 percent to $3 million from $10 million, as difficult economic conditions and currency weakness in South America offset solid Australian and improving Asian results.

---------------
*All earnings per share are reported on a fully diluted basis.
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DISCONTINUED OPERATIONS -- SPECIALTY PACKAGING

     Third quarter 1998 results included Tenneco's containerboard, folding carton and specialty packaging operations, all of which are now classified as discontinued operations. During the second quarter of 1999, Tenneco sold its folding carton operation and contributed its containerboard assets to a newly formed joint venture, named Packaging Corporation of America. Tenneco's common equity interest in this joint venture was 43.5 percent during the third quarter of 1999.

     Tenneco said third quarter 1999 revenue from its specialty packaging segment -- including consumer products and food service/food packaging and protective and flexible packaging -- the businesses that will primarily be included in the stand-alone publicly traded company -- was $754 million, an 8 percent increase over 1998 third quarter revenue of $701 million. Operating income in the quarter was $71 million, down $15 million from $86 million in the prior year quarter.

     Packaging's consumer products and food service/food packaging business recorded revenues of $534 million, 8 percent higher than the third quarter 1998, due to a combination of unit volume growth and higher selling prices. Operating income of $54 million was $14 million lower than the third quarter 1998, as selling price increases lagged behind a rapid escalation in raw material prices, principally polyethylene. In addition, consumer advertising and promotional expenditures increased to support the growth of the Hefty(R) OneZip(R) product.

     Protective and flexible packaging third quarter revenues were $220 million, up 7 percent from $206 million in 1998. Operating income in the period was $20 million, up 11 percent over operating income of $18 million a year earlier.

     The specialty packaging segment also incurred $3 million of overhead expense related to restructuring of the company.

     Based on packaging's forecast of resin costs and pricing actions, Packaging expects the negative impact on margins from increased resin costs to begin to be offset sometime in the fourth quarter of 1999. However, significant improvement is unlikely until early next year. Since the beginning of the second quarter of 1999, published industry prices for polyethylene (butene) have increased by 80 percent. The company is taking aggressive pricing actions to recover these costs increases, but does not expect a return to normal margins until early next year when resin prices are expected to stabilize and then decline.

DISCONTINUED OPERATIONS -- OTHER

     The discontinued operations' other segment reported a loss of $2 million in the current quarter, versus a loss of $12 million in the prior year's quarter. The improvement reflected lower overhead costs at its business services operations and as a result of the winding down of the corporate headquarters.

SHAREOWNERS APPROVE AMENDMENTS

     As the planned spin-off and separation of the two companies proceeds, Tenneco shareowners at a special shareowners meeting in Lake Forest, Ill., today approved proposals to provide for the annual election of Tenneco Automotive directors, and effect a one-for-five reverse stock split of the company's common stock, which will be the ongoing automotive company after the Tenneco Packaging spin-off.

     The company also anticipates several key events in the near-term. Trading in the new companies is expected to begin on a "when issued" basis Oct. 27. Completion of the tender offers and exchange offers in order to realign Tenneco's debt is expected to occur Nov. 3. The tax-free spin-off of Tenneco Packaging to shareowners of record Oct. 29 is expected to occur after close of business Thursday, Nov. 4, and the two separate businesses are expected to begin regular way trading as stand-alone companies Friday, Nov. 5.

     Tenneco is a $6 billion manufacturing company headquartered in Greenwich, Conn., with 38,000 employees worldwide. Tenneco Automotive is one of the world's largest producers and marketers of ride control and exhaust systems and products, which are sold under the Monroe(R) and Walker(R) global brand names. Among its products are Sensa-Trac(R) shocks and struts, Rancho(R) shock absorbers, Walker(R) Quiet-
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Flow(TM) mufflers and DynoMax(TM) performance exhaust products, and Monroe(R)
Clevite(TM) vibration control components. Tenneco Packaging is among the world's leading and most diversified packaging companies. Among its products are Hefty(R) trash bags, Hefty OneZip(R) and Baggies(R) food storage bags, E-Z Foil(R) single-use aluminum cookware and Hexacomb(R) paper honeycomb products.

     Several statements in this press release are forward looking and are identified by the use of forward-looking words and phrases, such as "related to," "planned," "certain," "current," "should begin," "until," "since," "expect," and "anticipates." These forward-looking statements are based on the current expectations of the Company (including its subsidiaries). Because forward looking statements involve risks and uncertainties, the Company's plans, actions and actual results could differ materially. Among the factors that could cause plans, actions and results to differ materially from current expectations are: (i) the general political, economic and competitive conditions in markets and countries where the Company and its subsidiaries operate, including currency fluctuations and other risks associated with operating in foreign countries;
(ii) governmental actions, including the ability to receive regulatory approvals and the timing of such approvals; (iii) change in capital availability or costs;
(iv) results of analysis regarding plans and strategic alternatives; (v) changes in consumer demand and prices, including decreases in demand for the Company's products and the resulting negative impact on its revenues and margins from such products; (vi) the cost of compliance with changes in regulations, including environmental regulations; (vii) workforce factors such as strikes or labor interruptions; (viii) material substitutions and increases in the costs of raw materials; (ix) the ability of the Company and its subsidiaries to integrate operations of acquired businesses quickly and in a cost-effective manner; (x) new technologies; (xi) the ability of the Company, its subsidiaries and those with whom they conduct business to timely resolve the Year 2000 issue (relating to potential equipment and computer failures by or at the change of the century), unanticipated costs of, problems with, or delays in resolving the Year 2000 issue, and the costs and impacts if the Year 2000 issue is not timely resolved; (xii) changes by the Financing Accounting Standards Board or other accounting regulatory bodies of authoritative generally accepted accounting principles or policies; and (xiii) the timing and occurrence (or non-occurrence) of transactions and events which may be subject to circumstances beyond the control of the Company and its subsidiaries.

Media Contact:       Neil Geary 203-863-1119
Investor Relations:  Stan March 203-863-1117

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                   TENNECO INC. CONSOLIDATED EARNINGS RESULTS

                                                                   THREE MONTHS ENDED SEPTEMBER 30,
                                                                   ---------------------------------
                                                                       1999                1998
                                                                       ----                ----
                                                                               UNAUDITED
Net sales and operating revenues:...........................       $816,000,000        $804,000,000
                                                                   ============        ============
Operating income (loss):
  Automotive................................................       $ 67,000,000        $ 86,000,000
  Other.....................................................                 --          (5,000,000)
                                                                   ------------        ------------
                                                                     67,000,000          81,000,000
Less:
  Interest expense (net of interest capitalized)............         16,000,000          19,000,000
  Income tax expense (benefit)..............................         16,000,000          (7,000,000)
  Minority interest.........................................          8,000,000           6,000,000
                                                                   ------------        ------------
Income (loss) from continuing operations....................         27,000,000          63,000,000
Income (loss) from discontinued operations, net of income
  tax.......................................................         12,000,000(a)       40,000,000(a)
Extraordinary loss, net of income tax.......................                 --                  --
Cumulative effect of change in accounting principle, net of
  income tax................................................                 --                  --
                                                                   ------------        ------------
Net income (loss)...........................................       $ 39,000,000        $103,000,000
                                                                   ============        ============
Average common shares outstanding:
  Basic.....................................................        167,500,000         168,000,000
                                                                   ============        ============
  Diluted...................................................        167,700,000         168,300,000
                                                                   ============        ============
Earnings (loss) per share of common stock:
  Basic-
     Continuing operations..................................       $       0.18        $       0.37
     Discontinued operations................................               0.06(a)             0.25(a)
     Extraordinary loss.....................................                 --                  --
     Cumulative effect of change in accounting principle....                 --                  --
                                                                   ------------        ------------
                                                                   $       0.24        $       0.62
                                                                   ============        ============
  Diluted-
     Continuing operations..................................       $       0.18        $       0.37
     Discontinued operations................................               0.06(a)             0.25(a)
     Extraordinary loss.....................................                 --                  --
     Cumulative effect of change in accounting principle....                 --                  --
                                                                   ------------        ------------
                                                                   $       0.24        $       0.62
                                                                   ============        ============

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a) Represents Tenneco's Packaging businesses. Includes the specialty packaging business in both periods, a 43% common equity interest in the Containerboard business in 1999, and a 100% common equity interest in the Containerboard business and the folding carton operation in 1998.

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                   TENNECO INC. CONSOLIDATED EARNINGS RESULTS

                                                                 NINE MONTHS ENDED SEPTEMBER 30,
                                                               -----------------------------------
                                                                    1999                 1998
                                                                    ----                 ----
                                                                            UNAUDITED
Net sales and operating revenues: .........................    $2,473,000,000       $2,468,000,000
                                                               ==============       ==============
Operating income (loss):
  Automotive...............................................    $  223,000,000       $  305,000,000
  Other....................................................        (4,000,000)         (17,000,000)
                                                               --------------       --------------
                                                                  219,000,000          288,000,000
Less:
  Interest expense (net of interest capitalized)...........        58,000,000           49,000,000
  Income tax expense (benefit).............................        60,000,000           48,000,000
  Minority interest........................................        21,000,000           22,000,000
                                                               --------------       --------------
Income (loss) from continuing operations...................        80,000,000          169,000,000
Income (loss) from discontinued operations, net of income
  tax......................................................       (99,000,000)(a)      146,000,000(a)
Extraordinary loss, net of income tax......................        (7,000,000)(b)               --
Cumulative effect of change in accounting principle, net of
  income tax...............................................      (134,000,000)(c)               --
                                                               --------------       --------------
Net income (loss)..........................................    $ (160,000,000)      $  315,000,000
                                                               ==============       ==============
Average common shares outstanding:
  Basic....................................................       167,100,000          168,900,000
                                                               ==============       ==============
  Diluted..................................................       167,500,000          169,400,000
                                                               ==============       ==============
Earnings (loss) per share of common stock:
  Basic --
     Continuing operations.................................    $         0.48       $         1.00
     Discontinued operations...............................             (0.60)(a)             0.87(a)
     Extraordinary loss....................................             (0.04)(b)               --
     Cumulative effect of change in accounting principle...             (0.80)(c)               --
                                                               --------------       --------------
                                                               $        (0.96)      $         1.87
                                                               ==============       ==============
  Diluted --
     Continuing operations.................................    $         0.48       $         0.99
     Discontinued operations...............................             (0.60)(a)             0.87(a)
     Extraordinary loss....................................             (0.04)(b)               --
     Cumulative effect of change in accounting principle...             (0.80)(c)               --
                                                               --------------       --------------
                                                               $        (0.96)      $         1.86
                                                               ==============       ==============

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a) Represents Tenneco's Packaging businesses. Includes the specialty packaging business in both periods, a 43% common equity interest in the Containerboard business from April 1999, a 100% common equity interest in the Containerboard business prior to April 1999, a 100% common equity interest in the folding carton operation prior to June 1999, the March 1999 pretax loss on the sale of the Containerboard business of $293 million, $178 million or $1.07 per share on an after-tax basis, and the June 1999 pretax gain on the sale of the folding carton operation of $14 million, $9 million or $.05 per share on an after-tax basis. Also includes charges related to realigning Tenneco's headquarters functions in March 1999 of $29 million, $17 million or $.10 per share on an after-tax basis.

b) Loss on early retirement of debt used to finance a Containerboard facility.

c) Change in accounting principle related to costs of start-up activities of $102 million or $.61 per share pursuant to AICPA Statement of Position 98-05 and change in accounting principle related to costs to acquire new aftermarket customer contracts of $32 million or $.19 per share.

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